Exhibits 5.1 and 23.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

July 1, 2026

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

ExxonMobil Holdings Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

Ladies and Gentlemen:

Exxon Mobil Corporation, a New Jersey corporation (the “Company”) and ExxonMobil Holdings Corporation, a Texas corporation (the “Parent Guarantor”) are filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (a) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture dated as of March 20, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture dated as of June 26, 2020, between the Company and the Trustee (the “First Supplemental Indenture”) and a second supplemental indenture dated as of July 1, 2026, between the Company, the Parent Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) and when issued, will be fully and unconditionally guaranteed by the Parent Guarantor; and (b) guarantees (the “Guarantees”) of the Debt Securities by the Parent Guarantor, to be issued under the Indenture.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Parent Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Parent Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee, and the Company and the Parent Guarantor; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company and each of the related Guarantees will constitute valid and binding obligations of the Parent Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the Board of Directors of the Parent Guarantor, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Parent Guarantor is, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, the Debt Securities and the Guarantees (collectively, the “Documents”) are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and the Parent Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company or the Parent Guarantor of the Indenture or any Debt Security or related Guarantees whose terms are established subsequent to the date hereof (a) are within their corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or the Parent Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Parent Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or the Parent Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as the foregoing opinion involves matters governed by the laws of the State of New Jersey or the State of Texas, we have relied, without independent inquiry or investigation, on the opinion of Timothy Kim, Counsel—Corporate of the Company, to be filed as an exhibit to the Registration Statement referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of the Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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